Exhibit 99.2

VISUAL SCIENCES, INC.

Electronic Voting Instructions
You can vote by telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the telephone must be received by 1:00 a.m., Central Time, on January 17, 2008.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

		For	Against	Abstain
1.	To approve the adoption of the Agreement and Plan of Reorganization dated October 25, 2007.	☐	☐	☐

In their discretion, the proxies identified herein are authorized to vote on such other matters of business as may properly come before the meeting or any adjournment or postponement thereof.

		For	Against	Abstain
2.	To approve the grant of discretionary authority to Visual Sciences management to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — VISUAL SCIENCES, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 17, 2008
AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISUAL SCIENCES, INC.
The undersigned hereby appoints James W. MacIntyre, IV, Claire Long and Andrew S. Greenhalgh and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of Common Stock of Visual Sciences, Inc. held of record by the undersigned on December 11, 2007 at the Special Meeting of Stockholders of Visual Sciences, Inc. to be held on January 17, 2008 at 10:00 a.m. (Pacific Time) at its headquarters located at 10182 Telesis Court, 6th Floor, San Diego, California 92121, or any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
This proxy is solicited on behalf of the Board of Directors of Visual Sciences, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted “FOR” proposal 1 and “FOR” proposal 2.
(Continued and to be marked, signed and dated on the reverse side)